Frontier Financial Corporation Announces Exceptional 2005 Record Year

-- Earnings up 20% and Fourth Quarter 2005 Earnings up 25%

EVERETT, WA -- (MARKET WIRE) -- 01/23/06 --  Frontier Financial

Corporation (NASDAQ: FTBK) today announced earnings for the fourth quarter and the year ending December 31, 2005.  Fourth quarter 2005 net income increased 24.8% to $14.3 million, compared with net income of $11.5 million in 2004, as a result of an increase in net interest income in 2005.  On a diluted per share basis, fourth quarter net income for 2005 was $.50 per share compared with $.41 in 2004, an increase of 22.0%, adjusted for the 3-for-2 stock split as of May 16,

2005.  Annual return on average assets and return on average equity for 2005 was 2.20% and 19.69%, respectively, compared to 2.03% and

18.54%, respectively, for 2004.

John J. Dickson, President and CEO of Frontier Financial Corporation,

said, "We achieved outstanding 2005 earnings and loan growth.  Loans increased by $411.2 million, or 20.8% since year-end 2004. The robust loan growth in 2005 was driven by the residential real estate construction and land development market in the Puget Sound area.

Our tax equivalent net interest margin expanded to 5.48% for the year, due to five Federal Reserve Board rate increases, and was 5.14%

for 2004, an expansion of 34 basis points."

Highlights

For the full year 2005:

--  Earnings for the year of $51.6 million, up 19.8% from $43.0 million for the same period 2004.

--  Diluted earnings per share for the year increased 18.3% to $1.81 from $1.53 a year ago, split adjusted.

--  Nonperforming assets were .19% of total assets at December 31,

    2005, compared to .63% at December 31, 2004.

--  Delinquent loans at year-end were .06% of total loans, down from

    .16% compared to a year ago.

--  Year-to-date tax equivalent net interest margin up to 5.48% from

    5.14% a year ago.

--  Efficiency ratio continues as one of the industry's best at 41% for year-to-date 2005 and 42% for year-to-date 2004.

--  Year-to-date return on average equity of 18.75%, compared to 18.35%

    for the same time period 2004.

--  Year-to-date return on average assets of 2.09%, compared to 1.98% a year ago.

--  Reserve for loan loss remained strong at 1.55% of total loans.

--  Total loans increased by 20.8% to $2.39 billion compared to $1.98 billion at the prior year-end.

--  Noninterest bearing deposits up $82.6 million or 26.4% compared with the prior year-end.

For the fourth quarter 2005:

--  Fourth quarter earnings of $14.3 million, up 24.8% from the fourth quarter 2004 of $11.5 million.

--  Fully diluted fourth quarter earnings per share increased 22.0% to

    $.50 from $.41 a year ago.

--  Tax equivalent net interest margin up to 5.80% in the fourth quarter from 5.32% for the fourth quarter of 2004.

--  Efficiency ratio continues as one of the industry's best at 41% for the fourth quarter down from 44% for the fourth quarter 2004.

--  Return on average equity of 19.69% for the fourth quarter, up from

    18.54% for fourth quarter 2004.

--  Return on average assets of 2.20% for the fourth quarter, compared to 2.03% for fourth quarter 2004.

Asset Quality

As of December 31, 2005 nonperforming assets were .19% of total assets compared to .63% a year ago.  Nonaccruing loans decreased to

$4.9 million at December 31, 2005, down from $14.1 million at

December 31, 2004.  The ratio of loans past due over 30 days was .06%

of total loans at December 31, 2005, an all time low.  "We are again very pleased with our strong credit quality at year-end," said Lyle

E. Ryan, President of Frontier Bank.

During the fourth quarter of 2005, the Corporation provided $900 thousand for loan losses as compared to $1.0 million for the fourth quarter of 2004. The total allowance for loan losses stood at $37.1 million, or 1.55% of total loans outstanding compared to $32.7 million, or 1.65% of total loans outstanding for the same time period last year. For the years ended December 31, 2005 and 2004, net loan charge-offs amounted to a net recovery of $146 thousand, and net charge-offs of $328 thousand, respectively.

Year 2005 Operating Results

Operating Results

Net interest income for the year was $127.2 million, an increase of

$21.9 million, or 20.8%, compared to $105.3 million for the prior year-end.

Frontier's tax equivalent net interest margin was 5.48% in 2005,

compared to 5.14% in 2004.  The tax equivalent net interest margin during 2005 was 5.12% for the first quarter, 5.40% for the second quarter, 5.56% for the third quarter and 5.80% for the fourth quarter.  Approximately 50% of the Corporation's loans are variable rate (immediately repriceable) and 14% are adjustable rate, which reprice within three months to five years, depending on the index.

The yield on earning assets increased 114 basis points to 8.17% in the fourth quarter 2005 from 7.03% in the fourth quarter 2004, and the cost of funds increased 90 basis points to 3.13% in the fourth quarter 2005 from 2.23% in the fourth quarter 2004.  "It is probable that we are nearing the end of the Federal Reserve Board rate increase cycle the cost of funds will continue to increase going forward which could temper the margin expansion," stated Dickson.

Total noninterest income for the year decreased $869, down 6.2% to

$13.1 million from $13.9 million, in 2004.  The major components of this decrease were a decrease of $520 thousand in NSF/OD fees and a decrease of $362 in other noninterest income, due to a gain on sale of bank assets of $94 thousand and a gain on sale of other real estate owned of $610 thousand in the fourth quarter of 2004.

Total noninterest expense increased $7.4 million to $58.1 million,

for the year ending December 31, 2005, up 14.6%, compared with the same period last year.  Salaries and benefits increased $4.6 million or 14.5% as a result of various staff and branch additions over the past year.

Balance Sheet and Capital Management

At December 31, 2005 Frontier's total assets were $2.64 billion, and deposits totaled $2.06 billion, an increase of 17.5% and 14.8%,

respectively, compared to the prior year.  Net loans of $2.35 billion and investments of $110.6 million reflected an increase of 20.9% and a decrease of 27.9%, respectively.

The capital of the Corporation was $296.1 million at December 31,

2005, up from $254.2 million a year ago, an increase of 16.5%.

Weighted average year-to-date diluted shares totaled 28,495,034 for

2005 versus 28,137,089 for 2004.

Dickson stated,  "The previously announced first quarter 2006 cash dividend of $.17 per share, an increase of 24.1% over the first quarter 2005, representing the 25th consecutive quarter of increased cash dividends, will be paid to shareowners on Tuesday, January 24,

2006."  Frontier began paying cash dividends to shareowners in 1999.

Branch Additions

On September 12, 2005 Frontier announced the signing of a definitive agreement for the merger of NorthStar Financial Corporation with

Frontier. All regulatory approvals have been received and the shareowners of NorthStar will meet on January 24, 2006 to vote on the merger.  It is anticipated that this transaction will close on or about January 31, 2006 and will open as the 42nd and 43rd offices of

Frontier in the communities of Ballard and Fremont on February 1,

2006.

Frontier will be opening a new office in University Place, Pierce

County, in February and a Bellevue office in 2006.  These additional branch sites will be the 44th and the 45th offices for Frontier.

Frontier Financial Corporation is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank.  Frontier Bank offers a wide range of financial services to businesses and individuals in its market area,

including investment and insurance products.

CERTAIN FORWARD-LOOKING INFORMATION -- This press release contains certain "forward-looking statements" within the meaning of the Private

Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Frontier of the protections of the safe harbor provisions of the PSLRA. The

forward-looking statements contained herein are subject to factors,

risks and uncertainties that may cause actual results to differ materially from those projected.  The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; recent world events and their impact on interest rates, businesses and customers; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive standards; competitive factors, including increased competition with community, regional and national financial institutions; fluctuating interest rate environments; higher than expected loan delinquencies; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only at the date of this release.  Frontier undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Frontier files from time to time with the Securities and

Exchange Commission, including Frontier's 2004 Form 10-K.

*Tax equivalent is a nonGAAP performance measurement used by management in operating the business. Management believes this provides investors with a more accurate picture of the net interest margin for comparative purposes.

                 FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

                                 (Unaudited)

(In thousands, except for

 per share amounts)

                    Three Months Ended          For the Years Ended

                 December 31,  December 31,  December 31,  December 31,

                      2005          2004          2005          2004

INTEREST INCOME   -----------   -----------   -----------   -----------

  Interest and fees

   on loans       $    49,383   $    36,026   $   173,753   $   133,232

  Interest on

   investments          1,186         1,550         5,133         6,996

                  -----------   -----------   -----------   -----------

     Total interest

      income           50,569        37,576       178,886       140,228

                  -----------   -----------   -----------   -----------

INTEREST EXPENSE

  Interest on

   deposits            12,095         7,205        40,714        26,418

  Interest on

   borrowed funds       2,987         2,174        11,022         8,521

                  -----------   -----------   -----------   -----------

     Total interest

      expense          15,082         9,379        51,736        34,939

                  -----------   -----------   -----------   -----------

Net interest income    35,487        28,197       127,150       105,289

                  -----------   -----------   -----------   -----------

PROVISION FOR LOAN

 LOSSES                 (900)       (1,000)       (4,200)       (3,500)

                  -----------   -----------   -----------   -----------

Net interest income

 after provision for

 loan losses           34,587        27,197       122,950       101,789

                  -----------   -----------   -----------   -----------

NONINTEREST INCOME

  Provision for loss

   on equity investment    (1)            -          (211)            -

  Gain (loss) on sale

   of securities           -           (71)            -           (44)

  Gain on sale of

   mortgage loans         329           292         1,249         1,028

  Service charges on

   deposit accounts     1,035         1,155         4,365         4,926

  Other noninterest

   income               1,679         2,620         7,672         8,034

                  -----------   -----------   -----------   -----------

     Total noninterest

      income            3,042         3,996        13,075        13,944

                  -----------   -----------   -----------   -----------

NONINTEREST EXPENSE

  Salaries and

   employee benefits   10,048         8,449        36,543        31,912

  Occupancy expense     2,147         1,805         7,654         7,035

  State business taxes    307           447         1,798         1,751

  Other noninterest

   expense              3,518         3,284        12,117        10,027

                  -----------   -----------   -----------   -----------

     Total noninterest

      expense          16,020        13,985        58,112        50,725

                  -----------   -----------   -----------   -----------

INCOME BEFORE

 INCOME TAX            21,609        17,208        77,913        65,008

PROVISION FOR

 INCOME TAX           (7,308)       (5,749)      (26,329)      (21,963)

                  -----------   -----------   -----------   -----------

     NET INCOME   $    14,301   $    11,459   $    51,584   $    43,045

                  ===========   ===========   ===========   ===========

Weighted average

 number of shares

 outstanding for

 the period        28,426,408    28,021,938    28,321,096    27,951,083

Basic earnings

 per share        $      0.50   $      0.41   $      1.82   $      1.54

                  ===========   ===========   ===========   ===========

Weighted average

 number of diluted

 shares outstanding

 for period        28,640,296    28,252,613    28,495,034    28,137,089

Diluted earnings

 per share        $      0.50   $      0.41   $      1.81   $      1.53

                  ===========   ===========   ===========   ===========

Efficiency ratio          41%           44%           41%           42%

Return on average

 assets                 2.20%         2.03%         2.09%         1.98%

Return on average

 equity                19.69%        18.54%        18.75%        18.35%

Net interest margin     5.75%         5.27%         5.45%         5.10%

TE Effect               0.05%         0.05%         0.03%         0.04%

                  -----------   -----------   -----------   -----------

*TE Net interest

 margin                 5.80%         5.32%         5.48%         5.14%

                  ===========   ===========   ===========   ===========

               FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEET

                                (Unaudited)

(In thousands, except shares)

                                December 31, September 30, December 31,

ASSETS                                2005         2005         2004

                                   ----------   ----------   ----------

Cash & due from banks              $   85,631   $   97,912   $   70,851

Federal funds sold                        733        3,004        5,946

Securities:

   Available for sale-fair value      104,904      111,460      145,917

   Held to maturity-amortized cost      5,713        7,416        7,534

                                   ----------   ----------   ----------

      Total securities                110,617      118,876      153,451

Loans receivable:

  Held for sale, fair value $5,804,

   $5,887, and $3,904                   5,711        5,793        3,813

  Held for portfolio, net of

   unearned income                  2,383,513    2,304,378    1,974,239

  Less allowance for loan losses     (37,075)     (36,384)     (32,728)

                                   ----------   ----------   ----------

      Net loans                     2,352,149    2,273,787    1,945,324

Premises & equipment, net              29,769       29,814       29,226

Intangible assets                       6,476        6,476        6,476

Federal Home Loan Bank stock           14,154       14,154            -

Bank owned life insurance              18,136       17,948       17,400

Other assets                           19,340       15,751       14,722

                                   ----------   ----------   ----------

   TOTAL ASSETS                    $2,637,005   $2,577,722   $2,243,396

                                   ==========   ==========   ==========

LIABILITIES

Deposits:

  Noninterest bearing              $  395,852   $  388,241   $  313,275

  Interest bearing                  1,665,528    1,635,629    1,482,567

                                   ----------   ----------   ----------

   Total deposits                   2,061,380    2,023,870    1,795,842

Federal funds purchased and

  securities sold under repurchase

  agreements                           20,813       14,597       10,205

Federal Home Loan Bank advances       240,000      240,075      175,088

Other liabilities                      18,715       13,192        8,031

                                   ----------   ----------   ----------

   TOTAL LIABILITIES                2,340,908    2,291,734    1,989,166

                                   ----------   ----------   ----------

SHAREOWNERS' EQUITY

Common stock, no par value;

 100,000,000 shares authorized        131,695      131,296      124,617

Retained earnings                     159,978      150,514      126,216

Accumulated other comprehensive

 income, net of tax effect              4,424        4,178        3,397

                                   ----------   ----------   ----------

   TOTAL SHAREOWNERS' EQUITY          296,097      285,988      254,230

                                   ----------   ----------   ----------

TOTAL LIABILITIES AND SHAREOWNERS'

 EQUITY                            $2,637,005   $2,577,722   $2,243,396

                                   ==========   ==========   ==========

Shares outstanding at end of

 Period                            28,438,150   28,414,845   28,117,778

Book value                              10.41        10.06         9.04

Tangible book value                     10.18         9.84         8.81

Contact:

John J. Dickson

Frontier Financial Corporation

President & CEO

425-514-0700

FRONTIER FINANCIAL CORPORATION

332 SW Everett Mall Way

Everett, Washington 98204